Exhibit 24.1


                                POWER OF ATTORNEY


         The undersigned hereby constitutes and appoints Michael S. Kady and Eric Bello, President and Chief Executive Officer and Treasurer, respectively, of Quipp, Inc.(the "Company"), and each of them, his/her true and lawful attorneys-in-fact to:

                  (1) execute for and on behalf of the undersigned, in the undersigned's capacity as a director or executive officer of the Company, as applicable, Forms 3, 4 or 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules thereunder.

                  (2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete the execution of any such Form 3, 4, or 5 and the timely filing of such form with the United States Securities and Exchange Commission and any other authority; and

                  (3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorneys-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorneys-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorneys-in-fact may approve in their discretion.

         The undersigned hereby grants to such attorneys-in-fact full power and authority to do and perform every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as such attorneys-in-fact might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorneys-in-fact, or their substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934, as amended.

         This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked in writing.


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         IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney on the 17th day of September, 2002.



                                              /s/ Ralph M. Branca
                                              ---------------------
                                              Signature


                                              Ralph M. Branca
                                              ---------------------
                                              Print Name